Exhibit 99.2

Erickson Air-Crane Closes Transformative Acquisition of Evergreen Helicopters

— Diversifies Fleet, Customer Base, Service Offerings, Geographic Footprint, and End Market Mix —

— Company Expects Deal to be Significantly Accretive to FY13 Results —

— First Quarter Earnings Conference Call Scheduled for May 9 at 4:30 pm ET —

PORTLAND, OR – May 2, 2013 – Erickson Air-Crane Incorporated (NASDAQ:EAC) (“Erickson” or “the Company”), a leading global provider of aviation services to a diverse mix of commercial and government customers and the vertically integrated manufacturer and operator of the powerful, heavy-lift helicopter, the Erickson S-64 Aircrane, announced today that it had closed its acquisition of Evergreen Helicopters, Inc. (“EHI”) from Evergreen International Aviation, Inc. (“EIA”).

EHI, based in McMinnville, Oregon, currently operates a fleet of 65 aircraft of varying rotary-wing and fixed-wing types for a wide range of passenger transport and light, medium and heavy load-carrying missions. This diverse fleet serves both government and commercial customers, including significant and critical programs with the US Military in support of overseas operations. EHI maintains a global presence with operations in North America, the Middle East, Africa, and Asia-Pacific.

Total consideration for the acquisition was: $185.0 million of cash, $17.5 million in unsecured promissory notes issued by Erickson, and approximately four million newly-issued preferred shares, mandatorily convertible, at the option of the Company, into an equal number of common shares, subject to shareholder approval under NASDAQ marketplace rules, which the Company now intends to seek. As part of the acquisition, Erickson funded the acquisition by EHI of nine aircraft from an affiliate of EIA for approximately $13 million. As part of its integration plans, the Company will consolidate operations and will incur restructuring and other costs as a result.

EHI reported audited 2012 results of $201.2 million in revenues and $51.2 million of adjusted EBITDA, a margin of 25.4%. Using a comparable reporting basis Erickson’s 2012 results were adjusted EBITDA of $57.2 million on revenues of $180.8 million, a margin of 31.6%. The Company noted that these metrics do not yet include the planned, pending acquisition of Air Amazonia from HRT Petroleum, which is expected to close in the second quarter of 2013. Please note the below section entitled “Reconciliation of Non-GAAP Financial Measures” in this press release.

Udo Rieder, Chief Executive Officer of Erickson, commented, “This acquisition marks the beginning of a new chapter in the history of our company. We will see an immediate increase in scale, have a wider range of mission capabilities, do business with an expanded suite of customers, and reduce risk through a greatly enhanced level of diversification, including a truly global footprint. We believe that we will quickly demonstrate that our ongoing strategic acquisition program is a powerful use of our access to capital. We are excited that this acquisition is expected to be immediately accretive to our results and we are pleased to deliver that value to our shareholders.”

Mr. Rieder continued, “We expect to quickly follow this transaction with the closing of our planned acquisition of Air Amazonia, which is squarely focused on the fast-growing South American oil and gas market. These deals are transformative and, combined with our core, vertically integrated operations and expertise in the heavy-lift market, we are emerging as a new Erickson. We are excited to begin a thoughtful and focused process of integration designed to fully leverage the deeper pool of talent, highly capable infrastructure and valuable, versatile base of assets now at our disposal. We are very pleased to welcome our many new team members and are confident that, together, we will foster a strong culture, a shared vision for the future and a deep commitment to our customers around the world. We believe that by sharing best practices and creating efficiency across the organization we will create an enduring focus on driving sustainable, high-margin growth.”

First Quarter Earning Call Announcement

The Company also announced today that it will release its earnings results for the first quarter fiscal 2013 ended March 31, 2013 on Thursday, May 9, 2013 after the market closes.

Udo Rieder, the Company’s President and Chief Executive Officer, and Chuck Ryan, the Company’s Chief Financial Officer, will host a conference call at 4:30 p.m. ET that afternoon to discuss the results of the quarter, followed by a question and answer session for the investment community. A live webcast of the call can be accessed at investors.ericksonaircrane.com. To access the call, dial toll-free 1-888-438-5519 or 1-719-325-2428 (international). The pass code is 3039751.

To listen to a telephonic replay of the conference call, dial toll-free 1-877-870-5176 or 1-858-384-5517 (international) and enter pass code 3039751. The replay will be available beginning at 7:30 p.m. ET on Thursday, May 9, 2013 and will last through 11:59 p.m. ET May 23, 2013.

About Erickson Air-Crane Incorporated

Erickson Air-Crane, Incorporated is a leading global provider of aviation services to a diverse mix of commercial and government customers. The Company currently operates a diverse fleet of 87 rotary-wing and fixed wing aircraft, including a fleet of 20 heavy-lift S-64 Aircranes. This fleet supports a wide and worldwide variety of government and commercial customers, across a broad range of aerial services, including critical supply and logistics for deployed military forces, humanitarian relief, firefighting, timber harvesting, infrastructure construction, and crewing. The Company also maintains a vertical manufacturing capability for the S-64 Aircrane, related components, and other aftermarket support and maintenance, repair, and overhaul services for the Aircrane and other aircraft. Founded in 1971, Erickson Air-Crane is headquartered in Portland, Oregon and maintains facilities and operations in North America, South America, the Middle East, Africa and Asia-Pacific. For more information, please visit http://www.ericksonaircrane.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include the possibility that we do not complete the acquisition of the Brazilian air logistics business, or realize the benefits of the acquisition of EHI or the Brazilian air logistics business on a timely basis or at all, the ability to integrate these businesses successfully or in a timely and cost-efficient manner, the ability to successfully enter new markets and manage international expansion, failure to obtain any required financing on favorable terms, our safety record, the hazards associated with operating Aircranes, compliance with debt obligations, cancellations, reductions or delays in customer orders, ability to collect on customer receivables, weather and seasonal fluctuations that impact Aircrane activities, competition, reliance on a small number of large customers, the impact of short-term contracts, the availability and size of the Aircrane fleet, the ability to implement production rate changes, the impact of government spending, the impact of product liability and product warranties, the ability to attract and retain qualified personnel, the impact of environmental regulations, the ability to accurately forecast financial guidance, convert backlog into revenues, and appropriately plan expenses, worldwide economic conditions (including conditions in Greece and Italy), government regulation, ability to attract and retain key personnel, reliance on a small number of manufacturers, the necessity to provide components or services to owners and operators of aircraft, effectively manage growth, keep pace with changes in technology, adequately protect our intellectual property, successfully enter new markets, manage international expansion, expand and diversify its customer base, expand and market manufacturing and maintenance, repair and overhaul services, the potential unionization of employees, the fluctuation in the price of fuel, the ability to access public or private debt markets, the obligations of being a new public company, the impact of equipment failures or other events impacting the operation of our factories, and successfully manage any future acquisitions, and other risks and uncertainties more fully described under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10K as well as the other reports Erickson Air-Crane has filed with the SEC.

You should not place undue reliance on any forward-looking statements. Erickson Air-Crane assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.

Investor Relations Contact

James Palczynski

Sr. Managing Director

ICR, Inc.

(203) 682-8229

jp@icrinc.com

Company Contact

Dave Finnie, Senior Director, Finance and Business Operations

Erickson Air-Crane Incorporated

(503) 505-5880

dfinnie@ericksonaircrane.com

Media Contact

Brian Carlson, Marketing Communications Manager

Erickson Air-Crane Incorporated

(503) 505-5880

bcarlson@ericksonaircrane.com